Exhibit 99.2

The following table shows the portfolio composition of our private finance investments by industry grouping at fair value as a percentage of total investments as of June 30, 2013.

Fair Value	June 30, 2013

Life Sciences Tools and Services	8.3%
Electrical Equipment	7.1%
Health Care Providers and Services	7.1%
Pharmaceuticals	6.5%
Hotels, Restaurants and Leisure	6.2%
Health Care Equipment and Supplies	6.2%
Commercial Services and Supplies	6.1%
Professional Services	5.9%
Construction and Engineering	5.6%
Internet and Catalog Retail	5.2%
Electronic Equipment, Instruments and Components	3.1%
Computers and Peripherals	2.8%
Building Products	2.7%
Food Products	2.5%
Diversified Financial Services	2.1%
Oil, Gas and Consumable Fuels	2.1%
Auto Components	2.0%
Energy Equipment and Services	2.0%
IT Services	1.9%
Personal Products	1.7%
Real Estate and Real Estate Investment Trusts	1.6%
Diversified Consumer Services	1.6%
Other	9.7%

Total	100.0%

The following table shows the dividend and fee income the Company receives from ACAM:

	For the years ended December 31,			Twelve months ended June 30,
	2010	2011	2012	2013

(dollars in millions)				(unaudited)
Dividends and fee income	$16.0	$50.8	$102.7	$123.2
Growth over prior period		218%	102%	20%

Below is an overview of certain information with respect to ACAM’s funds under management as of June 30, 2013:

	European Capital	AGNC	MTGE	ACE I	ACE II	ACAS CLO 2007-1	ACAS CLO 2012-1

Fund type	Private Equity Fund	Publicly Traded REIT — NASDAQ (AGNC)	Publicly Traded REIT— NASDAQ (MTGE)	Private Equity Fund	Private Equity Fund	CLO	CLO

Established	2005	2008	2011	2006	2007	2006	2012

Assets under management	$1.6 billion(3)	$98.7 billion	$11.7 billion	$0.6 billion	$0.3 billion	$0.4 billion(3)	$0.4 billion(3)

Fee base	N/A	$11.7 billion	$1.3 billion	$0.5 billion	$0.3 billion	$0.4 billion(3)	$0.4 billion(3)

Management fee	N/A	1.25%	1.50%	2.00%	2.00%	0.68%	0.42%
Incentive fee(1)	N/A	N/A	N/A	Up to 30%	Up to 35%	20%	20%

LTM management fees paid to ACAM(2)	N/A	$133 million	$15 million	$6 million	$4 million	$3 million	$1 million

Investment types	Senior and Mezzanine Debt, Equity, Structured Products	Agency Securities	Mortgage Investments	Equity	Equity	Senior Debt	Senior Debt

Capital type	Permanent	Permanent	Permanent	Finite Life	Finite Life	Finite Life	Finite Life

(1)	Subject to performance targets established in the applicable management agreements.

(2)	Excludes incentive fees.

(3)	As of December 31, 2012.

The following table shows the portfolio composition of European Capital by industry grouping at fair value as a percentage of total investments as of December 31, 2012.

Fair Value	December 31, 2012

Household Products	15%
Food Products	13%
Software	8%
Electronic Equipment & Instruments	8%
Machinery	7%
Textiles, Apparel & Luxury	7%
Commercial Services & Supplies	6%
Building Products	5%
Pharmaceuticals	5%
Specialty Retail	4%
Oil, Gas & Consumable Fuels	4%
Diversified Financial Services	3%
Household Durables	3%
Energy Equipment & Services	3%
Health Care Providers & Services	3%
Auto Components	2%
Hotels, Restaurants & Leisure	1%
Other	3%

Total	100.0%

Our total cash flow from Structured Products for the last twelve months ended June 30, 2013 was $99 million consisting of (i) cash proceeds of $26 million from the realizations of Structured Products and (ii) interest income of $73 million. Our effective yield on Structured Products for the twelve months ended June 30, 2013 was 32% at fair value.

Our third-party asset management business, ACAM, has over $113 billion of total assets under management (including levered assets) and $15 billion in fee earning assets across six private and two public funds as of June 30, 2013. From January 1, 2010 through June 30, 2013, we have grown our fee earning assets under management at a compound annual rate of 79%, including 36% over the twelve months ended June 30, 2013. As of June 30, 2013, our two public funds with permanent capital (non-redeemable) accounted for 87% of our fee earning assets under management. Over the twelve months ended June 30, 2013, ACAM generated gross revenue of $222 million and distributed $123 million to us in the form of fees and dividends, comprising 20.6% of our total revenue. For the quarter ended June 30, 2013, approximately 26% of our total revenue was derived from ACAM. The following table sets forth ACAM revenue as a percent of total revenue:

	For the Years ended December 31,				For the Six months ended June 30,		Twelve Months ended June 30,
(dollars in millions)	2009	2010	2011	2012	2012	2013	2013

ACAM revenue	$26	$16	$51	$103	$46	$66	$123
% of total revenue	3.7%	2.7%	8.6%	15.9%	14.7%	25.1%	20.6%
Total revenue	$697	$600	$591	$646	$312	$263	$597

From January 1, 2010 to June 30, 2013, we have reduced our outstanding debt by $3.5 billion and our debt-to-equity ratio from 1.8x to 0.1x. Over the same time period, our total assets remained stable, decreasing from $6.7 billion to $6.3 billion while generating cumulative earnings of $3.5 billion. As of June 30, 2013, the asset coverage of our total debt was 10.1x. The following table sets forth historical asset and debt balances, and debt to equity ratios:

	As of December 31,				For the six months ended June 30,
(dollars in millions)	2009	2010	2011	2012	2013

Total assets	$6,672	$6,084	$5,961	$6,319	$6,260
Debt outstanding	$4,142	$2,259	$1,251	$775	$614
Equity	$2,329	$3,668	$4,563	$5,429	$5,579
Debt-to-equity	1.8x	0.6x	0.3x	0.1x	0.1x
Assets / debt outstanding	1.6x	2.7x	4.8x	8.2x	10.2x

Additionally, our coverage ratios have improved over time. The following table sets forth historical balances and ratios with respect to our interest coverage ratio:

	For the Years ended December 31,				Six months ended		Twelve months ended June 30, 2013
(dollars in millions)	2009	2010	2011	2012	2012	2013

					(unaudited)		(unaudited)
Net operating income before income taxes	$115	$204	$303	$383	$178	$133	$338
Operating Cash Adjustments
Accrued PIK	(97)	(151)	(196)	(228)	(123)	(82)	(187)
Interest expense	256	177	90	59	32	22	49
Depreciation	18	14	7	7	3	3	7
Stock-based compensation	86	42	45	44	24	15	35

Adjusted NOI(1)	$378	$286	$249	$265	$114	$91	$242

Payment of accrued PIK	48	77	108	242	107	67	202

Adjusted NOI plus payment of accrued PIK(1)	$426	$363	$357	$507	$221	$158	$444

Interest expense	$256	$177	$90	$59	$32	$22	$49

Interest coverage (Adjusted NOI) before interest expense(1)	1.5x	1.6x	2.8x	4.5x	3.6x	4.1x	4.9x
Interest coverage (Adjusted NOI plus payment of accrued PIK)(1)	1.7x	2.1x	4.0x	8.6x	6.9x	7.2x	9.1x

(1)	Adjusted NOI is defined as net operating income before income taxes excluding accrued PIK interest expense, stock-based compensation and depreciation.

We have generated liquidity from portfolio sales and debt repayments through the recent economic downturn. Despite low industry-wide mergers and acquisitions activity, we were able to sell portfolio assets for an average of 1.3% in excess of the prior quarter’s fair value for exits from July 1, 2008 through June 30, 2013. From January 1, 2009 through June 30, 2013, we realized $5.4 billion from our portfolio. The following table sets forth balances with respect to our portfolio realizations:

	For the Years ended December 31,				Six months ended June 30,		Twelve months ended June 30, 2013
(in millions)	2009	2010	2011	2012	2012	2013

					(unaudited)		(unaudited)
Principal prepayments / syndications	$726	$914	$526	$941	$511	$267	$696
PIK / OID collections	48	77	108	242	107	67	202
Principal amortization	46	36	38	41	21	19	40
Sale of equity investments	323	266	394	274	89	78	263

Total portfolio realizations	$1,143	$1,293	$1,066	$1,498	$728	$431	$1,201

Additionally, our liquidity position is demonstrated by $1.0 billion of cash flows net of contractual obligations for the last twelve months ended June 30, 2013. The following table sets forth selected summary financial data with respect to our cash flow sources and contractual uses:

	For the Years ended December 31,				Six months ended		Twelve months ended June 30, 2013
(in millions)	2009	2010	2011	2012	2012	2013

Selected sources:
Net cash provided by operating activities(1)	$165	$87	$174	$164	$85	$86	$165
Liquidity - equity assets	323	266	394	274	89	78	263
Liquidity - debt assets	772	950	564	982	532	286	736
Payment of accrued PIK	48	77	108	242	107	67	202
Proceeds from issuance of common stock	—	298	11	36	10	16	42

Subtotal selected sources	$1,308	$1,678	$1,251	$1,698	$823	$533	$1,408

Selected contractual outflows:
Swap payments	62	75	50	87	67	19	39
BLT debt repayment	288	544	583	487	309	162	340
Deferred financing costs	—	26	—	16	—	—	16

Subtotal contractual outflows	$350	$645	$633	$590	$376	$181	$395

Net cash sources	$958	$1,033	$618	$1,108	$447	$352	$1,013

(1)	Includes contractual interest payments.

The following table sets forth our PIK balance, PIK collections and PIK collections as a percent of prior PIK balance:

	For the Years ended December 31
(dollars in millions)	2009	2010	2011	2012

PIK balance	$376	$439	$515	$489
PIK collections	$48	$77	$108	$242
PIK collections as % of prior PIK balance	15%	20%	25%	47%

European Capital has also represented a meaningful source of cash flows. As of December 31, 2012, European Capital had $330 million of total secured debt outstanding with $108 million in realizations for the year ended December 31, 2012. Once this outstanding secured debt is retired, we expect European Capital will have the ability to distribute portfolio realizations to us. The following table sets for historical balances related to European Capital’s deleveraging and realizations:

	As of and for the Years ended December 31
(in millions)	2009	2010	2011	2012

ECAS secured debt outstanding	$814	$469	$352	$330
Realizations	$120	$368	$252	$108

Non-GAAP financial measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we have presented consolidated adjusted operating cash flow before fixed charges, adjusted net operating income (“adjusted NOI”) and net cash sources in this exhibit. We define adjusted operating cash flow before fixed charges as net cash provided by operating activities plus payment of accrued payment-in kind (“PIK”) notes and divided and accreted original issue discounts. We define adjusted NOI as net operating income before income taxes excluding accrued PIK interest expense, stock-based compensation and depreciation. Management believes that consolidated adjusted operating cash flow before fixed charges will be an important measure by which it measures American Capital’s business going forward as it is component of the financial covenants included in the notes offered hereby. Adjusted NOI and the ratios derived therefrom are important measures by which management measures the business because such metrics provide an approximation of cash net operating income generated in the period. Net cash sources is an important measure by which the Company measures liquidity generation. We define adjusted operating cash flow before fixed charges, adjusted NOI and net cash sources and provide a reconciliation to the most comparable GAAP measure, respectively, herein. Adjusted operating cash flow before fixed charges, adjusted NOI and net cash sources are not measures of financial performance under GAAP. Adjusted operating cash flow before fixed charges, adjusted NOI and net cash sources have limitations as analytical tools and you should not consider these non-GAAP financial metrics in isolation or as a substitute for analysis of our results as reported under GAAP.